SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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☐      Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

FUELCELL ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

____________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FUELCELL ENERGY, INC.
3 Great Pasture Road, Danbury, CT 06813
203-825-6000

February 15, 2001

Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders of FuelCell Energy, Inc. ("FuelCell"), which will be held on Wednesday, March 28, 2001 at 10:00 A.M., at the Company's manufacturing facility located at 539 Technology Park Drive, Torrington, Connecticut. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.

          The only matters scheduled to be considered at the meeting are the election of FuelCell's directors and amendment of FuelCell's 1998 Equity Incentive Plan.

          The Board of Directors recommends the approval of the proposal being presented at the Annual Meeting of Shareholders as being in the best interest of FuelCell. We urge you to read the Proxy Statement and give the proposal your careful attention before completing the enclosed proxy card.

          Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote in one of these ways:

  By mail -- fill in, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope.
  By telephone -- call the toll-free telephone number on your proxy card to vote by phone.
  Via Internet -- visit the web site noted on your proxy card to vote via the Internet.

          You may attend the meeting and vote in person even if you have previously voted by proxy in one of the three ways listed above.
Sincerely yours,

Jerry Leitman
President

FUELCELL ENERGY, INC.
3 Great Pasture Road, Danbury, CT 06813
203-825-6000
NOTICE OF ANNUAL SHAREHOLDERS' MEETING TO BE HELD MARCH 28, 2001

TO THE SHAREHOLDERS OF FUELCELL ENERGY, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Shareholders' Meeting of FuelCell Energy, Inc. (the "Company"), will be held at the Company's manufacturing facility located at 539 Technology Park Drive, Torrington, Connecticut 06790 on Wednesday, March 28, 2001 at 10:00 a.m. Eastern Standard Time for the following purposes:

  To elect eleven (11) directors to serve for the ensuing year and until their successors are duly elected and qualified.

  To amend the 1998 Equity Incentive Plan to increase the aggregate number of common shares available under this plan from 1,000,000 to 1,750,000 and to make other amendments as described in the attached Proxy Statement.

  Such other business as may properly come before the Meeting or any adjournment thereof.

    Shareholders of record at the close of business on February 15, 2001 are entitled to notice of and to vote at the meeting.

    Your attention is directed to the attached Proxy Statement. If you do not expect to be present at the meeting, please fill in, sign, date and mail the enclosed Proxy or vote your shares by touchtone telephone or via the Internet as promptly as possible in order to save the Company further solicitation expense. There is enclosed with the Proxy an addressed envelope for which no postage is required if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

JOSEPH G. MAHLER
CORPORATE SECRETARY

Danbury, Connecticut
February 15, 2001

FUELCELL ENERGY, INC.
3 Great Pasture Road, Danbury, CT 06813
203-825-6000
PROXY STATEMENT FUELCELL ENERGY, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 28, 2001

          This Proxy Statement is furnished to the shareholders of FuelCell Energy, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held at the Company's manufacturing facility located at 539 Technology Park Drive, Torrington, Connecticut 06790 on March 28, 2001 at 10:00 a.m. Eastern Standard Time. The Company is a Delaware corporation.

          The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is February 28, 2001.

VOTING

General

          The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.0001 par value per share, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is February 15, 2001. On the record date, 15,791,575 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

          The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect the directors. Abstentions, including broker non-votes, will have no effect on the outcome of this matter.

Voting by Proxy

          In voting by proxy with regard to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Shareholders should specify their choices on the accompanying proxy card, by telephone or Internet. All properly executed proxies delivered by shareholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a proxy will be voted "FOR" the election of all directors and for the amendment of the 1998 Equity Incentive Plan. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their best judgment.

          Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Corporation, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

          In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person or by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          Eleven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, the proxies for the election as directors of the eleven persons named below as nominees. All of the nominees are at present directors of the Company. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE ELEVEN NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

          The following table sets forth certain information for each nominee for election as a director.

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE

Bernard S. Baker	64

Dr. Baker joined us in 1970 and was President from 1973 to August 1997 when he became Chairman of the Board. He was Chief Executive Officer from March 1992 to August 1997. He was also a part-time employee from August 1997 to May 1998. Since May 1998 he has provided consulting services to us. He received a Ph.D. from the Illinois Institute of Technology in 1969, and was a Fulbright Fellow at the Laboratory for Electrochemistry at the University of Amsterdam subsequent to receiving his Master of Science in Chemical Engineering from the University of Pennsylvania in 1959. In 1999, Dr. Baker received the Grove Medal in the United Kingdom for his contributions to fuel cell technology.

			1970

Jerry D. Leitman	58

Mr. Leitman has been President, Chief Executive Officer and a director since August 1997. Mr. Leitman was previously President of Asea Brown Boveri's (ABB) global air pollution control businesses from 1992 to 1995. Prior to joining ABB, Mr. Leitman was Group Executive Vice President of FLAKT AB, a Swedish multinational company, responsible for FLAKT's worldwide industrial businesses from 1989 to 1992. Mr. Leitman is also a director and a member of the Compensation Committee of Esterline Technologies Inc. Mr. Leitman also serves as Chairman of the Board of Evercel, Inc. (Evercel). Mr. Leitman obtained both a BS and MS in Mechanical Engineering from the Georgia Institute of Technology in 1965 and 1967, respectively.

			1997

Warren D. Bagatelle	62	Mr. Bagatelle has been a director since 1988. Mr. Bagatelle has been a Managing Director of Loeb Partners Corporation since 1988 and a general partner of Loeb Investors Co. LXXV, an investment partnership and an affiliate of Loeb Partners Corporation. Mr. Bagatelle is also a director of Evercel.	1988

Christopher R. Bentley	58	Mr. Bentley has been a director since June 1993, Executive Vice President since September 1990 and Chief Operating Officer since August 2000. Mr. Bentley was President of Fuel Cell Manufacturing Corporation, our former subsidiary, from September 1990 to December 1997. From 1985 through 1989, he was Director of Manufacturing (1985), Vice President and General Manager (1985-1988) and President (1988-1989) of the Turbine Airfoils Division of Chromalloy Gas Turbine Corporation, a major manufacturer of gas turbine hardware. Mr. Bentley received a BSME from Tufts University in 1966.	1993

Michael Bode	56	Mr. Bode has been a director since 1993. Mr. Bode joined Messerschmitt-Bolkow-Blohm GmbH in 1974, where he has held a variety of positions. He became Vice President and Director of the New Technology group of the Space Transportation and Propulsion Systems division of Deutsche Aerospace AG, a subsidiary of Daimler-Benz Corp., in 1990. Since July 1993, Mr. Bode has been Executive Vice President and Director of the New Technology group of MTU.	1993

Thomas R. Casten	58

Mr. Casten has been a director since March 2000. He currently serves as Chairman and CEO of Private Power LLC, a firm that builds and operates private combined heat and power plants for industrial users. From 1989 to 1999, Mr. Casten was Chief Executive Officer of Trigen Energy Corporation, a company involved in alternative energy generation. From 1980 to 1986, Mr. Casten was Chief Executive Officer of Trigen's predecessor company, Cogeneration Development Corporation. From 1969 to 1980, Cummings Engine Company employed Mr. Casten, where he established a business unit to combine generation of heat and power using diesel engines.

			2000

James D. Gerson	57	Mr. Gerson has been a director since 1992. Since March 1993, Mr. Gerson has been Vice President of Fahnestock & Co., Inc. where he has held a variety of positions in the corporate finance, research, and portfolio management areas. Mr. Gerson also serves as a director of Ag Services of America, Inc. and American Power Conversion Corp. and is a director of Evercel.	1992

Thomas L. Kempner	73

Mr. Kempner has been a director since 1988 and was Chairman of the Board from March 1992 to August 1997. He has been Chairman and Chief Executive Officer of Loeb Partners Corporation since 1979 and a general partner of Loeb Investors Co. LXXV, an investment partnership and an affiliate of Loeb Partners Corporation. Mr. Kempner is also a director of Alcide Corporation, IGENE Biotechnology, Inc., Intermagnetics General Corporation, CCC Information Services Group, Inc., Insight Communications Company, Inc., Evercel, Roper Starch Worldwide, Inc. and Dyax Corporation and director emeritus of Northwest Airlines, Inc.

			1988

William A. Lawson	67	Mr. Lawson has been a director since 1988. Mr. Lawson has been President of W.A. Lawson Associates, an industrial and financial consulting firm, since 1987. Mr. Lawson has been Chairman of the board of directors of Newcor, Inc. since March 1991. Mr. Lawson also is a director of Evercel.	1988

Hansraj C. Maru	56	Dr. Maru has been Executive Vice President and a director since December 1992 and was appointed Chief Technology Officer in August 2000. Dr. Maru was Chief Operating Officer from December 1992 to December 1997. Prior to that he was Senior Vice President-Research and Development. Prior to joining us in 1977, Dr. Maru was involved in fuel cell development at the Institute of Gas Technology. Dr. Maru received a Ph.D. in Chemical Engineering from the Illinois Institute of Technology in 1975.	1992

John A. Rolls	59

Mr. Rolls became a director in February 2000. Mr. Rolls is President, Chief Executive Officer and a principal investor in Thermion Systems International. He is a director and principal investor in VivaScan Corporation and is a director and Chairman of the Finance Committee of both Bowater Incorporated and MBIA Corporation. In 1992, he became President and Chief Executive Officer of Deutsche Bank North America. From 1986 through 1992, Mr. Rolls was Executive Vice President and Chief Financial Officer for United Technologies Corp. Previously, Mr. Rolls was Vice President and Treasurer of RCA Corporation since 1982 and became Senior Vice President and Chief Financial Officer in 1985.

			2000

          Jerry D. Leitman has been nominated as a director pursuant to his employment agreement. See "Employment Agreement."

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

          The Board of Directors held ten meetings during the fiscal year ended October 31, 2000. All incumbent directors attended at least 75% of the meetings of the Board of Directors and Board committees of which they were members during the period they served as directors, except for Michael Bode and Thomas Kempner who each attended 70%, Thomas Casten who attended 67%, and John Rolls who attended 63%. The Company does not have a standing nominating committee.

Executive Committee

          The Board of Directors has an Executive Committee comprised of Warren Bagatelle, William Lawson, Jerry Leitman and Bernard Baker, which held no meetings during fiscal 2000. The Executive Committee has and exercises the powers of the Board in monitoring the management of the business of the Company between meetings of the Board of Directors.

Audit Committee

          The Company has an Audit Committee consisting of Messrs. Rolls (Chairman), Bagatelle, and Lawson. The Audit Committee had one meeting in fiscal 2000 and has responsibility for consulting with the Company's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditors' examination and reviewing annual financial statements.

Audit Committee Report

          The Audit Committee of the Board of Directors of the Company is composed of three non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy all requirements as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on June 8, 2000. A copy of the Charter is attached as Exhibit B to this Proxy Statement. The Committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities. It also reviews the Company's accounting policies, control systems and compliance activities. The Committee also reviews the Charter of the Audit Committee. This is a report on the Committee's activities relating to fiscal year 2000.

          Review of Audited Financial Statements with Management

          The Audit Committee reviewed and discussed the audited financial statements with the management of the Company.

          Review of Financial Statements and Other Matters with Independent Accountant

          The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountants' independence.

          Recommendation that Financial Statements be Included in Annual Report

          Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

          Other Matters

          In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material," or to be "filed" with the Commission or subject to the Commission's Regulation 14A, other than as provided in that Item, or to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

February 15, 2001
Audit Committee
John A. Rolls (Chairman)
Warren D. Bagatelle
William A. Lawson

Compensation Committee

          The Company has a Compensation Committee consisting of Messrs. Lawson (Chairman), Gerson and Casten. The Compensation Committee had two meetings in fiscal 2000. The functions of the Compensation Committee are to review, approve and recommend to the Board of Directors the terms and conditions of incentive bonus plans applicable to corporate officers and key management personnel, to review and approve the annual salary of the chief executive officer, and to administer the FuelCell Energy, Inc. Section 423 Stock Purchase Plan, the FuelCell Energy, Inc. 1988 Stock Option Plan, as amended (the "1988 Plan"), and the FuelCell Energy, Inc. 1998 Equity Incentive Plan (the "1998 Plan")

Director Compensation

          Each Board member not employed by the Company, except for Michael Bode, receives $10,000 per annum and was granted 8,000 nonqualified stock options on February 16, 2000. The stock options were granted pursuant to the Company's 1998 Equity Incentive Plan. The options are exercisable at $27.313 per share, commencing one year after grant, will vest at the rate of 25% per year from date of grant and have restrictions as to transferability. An additional $4,000 per annum will be paid to the Chairman and $2,000 per annum will be paid to each member of the Executive, Compensation and Audit Committees. The Company reimburses certain directors for reasonable expenses incurred in connection with the performance of their duties as directors.

          Upon joining the Board on February 16, 2000, Mr. Rolls was granted 20,000 nonqualified stock options. The stock options were granted pursuant to the Company's 1998 Equity Incentive Plan. The options are exercisable at $27.313 per share, commencing one year after grant, will vest at the rate of 25% per year from date of grant and have restrictions as to transferability.

          Upon joining the Board on March 28, 2000, Mr. Casten was granted 20,000 nonqualified stock options. The stock options were granted pursuant to the Company's 1998 Equity Incentive Plan. The options are exercisable at $39.125 per share, commencing one year after grant, will vest at the rate of 25% per year from date of grant and have restrictions as to transferability.

          In recognition of his service, Bernard Baker, the Chairman of the Board received an additional 40,000 nonqualified stock options pursuant to the Company's 1998 Equity Incentive Plan. The options are exercisable at $27.313 in two installments, 50% on February 16, 2001 and 50% on February 16, 2002, and have restrictions as to transferability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information as of February 15, 2001 with respect to: (a) the only shareholders known to management to own beneficially more than 5% of the outstanding common stock of FuelCell; (b) each of FuelCell's directors; (c) each of the executive officers of FuelCell; and (d) all of FuelCell's directors and executive officers as a group.

          Unless indicated otherwise, each holder can be reached in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813-1305 .

Name	Shares of Common Stock owned Beneficially		Percentage of Outstanding Common Stock (1)

Bernard S. Baker	21,600	(2)	*

Jerry D. Leitman	601,800	(3)	3.81

Warren D. Bagatelle c/o Loeb Partners Corp. 61 Broadway New York, NY 10006	866,100	(4), (5)	5.48

Christopher R. Bentley	163,392	(6)	1.03

Michael Bode c/o MTU-Friedrichshafen GmbH ("MTU") Neue Technologien, Gebaude 6.1 Zimmer 102A D-85521 Ottobrunn Germany	--	(7)	*

Thomas R. Casten	5,000	(8)	*

James D. Gerson c/o Fahnestock and Co. 780 3rd Avenue New York, NY 10017	586,398	(9)	3.71

Thomas L. Kempner c/o Loeb Partners Corp. 61 Broadway New York, NY 10006	505,700	(4), (10)	3.20

William A. Lawson	37,000	(11)	*

Joseph G. Mahler	58,900	(12)	*

Hansraj C. Maru	100,114	(13)	*

Herbert T. Nock	--		*

John A. Rolls c/o Thermion Systems International 611 Access Road Stratford, CT 06615	9,000	(14)	*

Name	Shares of Common Stock owned Beneficially		Percentage of Outstanding Common Stock (1)

Daimler Benz affiliate MTU-Friedrichshafen GmbH ("MTU") Neue Technologien, Gebaude 6.1 Zimmer 102A D-85521 Ottobrunn Germany	1,373,274		8.70

All Directors and Executive Officers as a Group (13 persons)	2,451,304	(15)	15.52

* Less than one percent.

(1)	Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.
(2)

Dr. Baker's shareholdings include 1,600 shares owned jointly by Dr. Baker and his wife, Cornelia Baker and also include options to purchase 20,000 shares of Common Stock, which will vest within 60 days.

(3)	Mr. Leitman's shareholdings include currently exercisable options to purchase 600,000 shares of Common Stock.
(4)

Warren Bagatelle and Thomas L. Kempner, by virtue of being general partners of Loeb Investors Co. LXXV, may each be deemed to beneficially own 503,700 shares of stock owned by Loeb Investors Co. LXXV. Each of Mr. Kempner and Mr. Bagatelle is a member of a group, as that term is used in Section 13(d) of the Exchange Act, which group, in the aggregate, owns 868,100 shares of Common Stock.

(5)	Mr. Bagatelle's shareholdings include options to purchase 2,000 shares of Common Stock, which will vest within 60 days.
(6)	Mr. Bentley's shareholdings include options to purchase 54,450 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(7)	Michael Bode is an executive officer of MTU.
(8)	Mr. Casten's shareholdings include options to purchase 5,000 shares of Common Stock, which will vest within 60 days.
(9)

Mr. Gerson's shareholdings include 56,600 shares held by his wife, Barbara Gerson, as Custodian for one child and also includes 47,400 shares held by a private foundation, of which Mr. Gerson is President and a Director. Mr. Gerson disclaims beneficial ownership of the securities held by his wife and by the private foundation. Mr. Gerson's shareholdings include options to purchase 2,000 shares of Common Stock, which will vest within 60 days.

(10)	Mr. Kempner's shareholdings include options to purchase 2,000 shares of Common Stock, which will vest within 60 days.
(11)	Mr. Lawson's shareholdings include options to purchase 2,000 shares of Common Stock, which will vest within 60 days.
(12)	Mr. Mahler's shareholdings include currently exercisable options to purchase 53,200 shares of Common Stock.
(13)	Dr. Maru's shareholdings include options to purchase 79,450 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(14)	Mr. Roll's shareholdings include options to purchase 5,000 shares of Common Stock, which will vest within 60 days.
(15)	Includes options to purchase 825,100 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

EXECUTIVE COMPENSATION

The following two tables set forth certain information with respect to (i) option grants to the named executive officers of the Company during the fiscal year ended October 31, 2000, and (ii) the aggregated number and value of options exercisable and unexercisable by the named executive officers as of October 31, 2000.

SUMMARY COMPENSATION TABLE
	ANNUAL COMPENSATION			LONG TERM COMPENSATION AWARDS SECURITIES UNDERLYING OPTIONS #
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)		ALL OTHER COMPENSATION (2) ($)

Jerry D. Leitman President, Chief Executive Officer	2000 1999 1998	349,210 330,361 320,008	100,000 80,000 -0-	-0- -0- -0-	17,424 17,303 6,217

Christopher R. Bentley Executive Vice President and Chief Operating Officer	2000 1999 1998	236,362 215,020 205,536	57,500 45,000 32,000	12,000 84,948 -0-	17,424 16,524 17,190

Joseph G. Mahler (1) Senior Vice President Chief Financial Officer Corporate Secretary and Treasurer	2000 1999 1998	200,113 185,016 14,232	47,500 -0- -0-	12,000 -0- 150,000	18,414 660 -0-

Hansraj C. Maru Executive Vice President and Chief Technology Officer	2000 1999 1998	189,167 178,222 171,885	45,000 38,000 27,000	12,000 69,198 -0-	17,421 16,521 16,105

(1)	Mr. Mahler joined the Company as Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer on October 5, 1998.
(2)	Represents employer contributions to the Defined Contribution Pension Plan, employer contributions to the Section 401(k) Plan and life insurance premiums.

OPTION GRANTS IN LAST FISCAL YEAR
NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS/SARs GRANTED	PERCENT OF THE TOTAL OPTIONS/SARs GRANTED TO EMPLOYEES IN FISCAL YEAR	EXERCISE OR BASE PRICE ($/SH)	EXPIRATION DATE	POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (2) 5% ($) 10% ($)

Christopher Bentley	12,000 (1)	2.23	$13.375	12/23/09	100,938	255,796
Joseph G. Mahler	12,000 (1)	2.23	$13.375	12/23/09	100,938	255,796
Hansraj C. Maru	12,000 (1)	2.23	$13.375	12/23/09	100,938	255,796

(1)

The options were granted under the Company's 1998 Equity Incentive Plan. These options become exercisable in four equal annual installments on each anniversary date of the date of grant. Options that have been issued may not be exercised beyond the earlier of (a) ten years from the date of grant, or (b) three months after the holder ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for up to one year following termination.

(2)	The assumed rates are compounded annually for the full term of the options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES
NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT 10/31/00 EXERCISABLE/ UNEXERCISABLE (#)	VALUE OF UNEXERCISED IN-THE- MONEY OPTIONS AT 10/31/00 EXERCISABLE/ UNEXERCISABLE (1) ($)

Jerry D. Leitman	-0-	-0-	600,000 (2) 150,000 (3)	43,963,800 (2) 10,990,950 (3)

Christopher R. Bentley	91,684	1,236,817	36,450 (2) 57,000 (3)	2,668,505 (2) 4,057,341 (3)

Joseph G. Mahler	-0-	-0-	75,000 (2) 87,000 (3)	5,469,600 (2) 6,227,856 (3)

Hansraj C. Maru	5,748	345,386	66,450 (2) 57,000 (3)	4,883,645 (2) 4,057,341 (3)

(1)	Based upon the closing price of $76.563 on October 31, 2000 of the Company's Common Stock on the Nasdaq National Market minus the respective option exercise price.
(2)	Exercisable.
(3)	Unexercisable.

EMPLOYMENT AGREEMENT

          In August 1997, the Company entered into an employment agreement with Mr. Leitman upon hiring him as its President and Chief Executive Officer. Under the agreement, which is terminable by either party upon 30 days notice, Mr. Leitman is entitled to a minimum annual salary of $320,000 and a bonus based upon an incentive compensation plan to be developed by Mr. Leitman with the Compensation Committee. In addition, upon entering into the agreement, the Company granted Mr. Leitman options to purchase 750,000 shares of Common Stock. The agreement also provides Mr. Leitman with the opportunity to participate in insurance plans and other employment benefits as may be generally available to other employees of the Company. In certain circumstances, if Mr. Leitman's employment is terminated during the first five years of his employment, including a termination by Mr. Leitman upon a change of control, Mr. Leitman will be entitled to a severance benefit equal to (i) two times his then base salary, plus (ii) an amount equal to Mr. Leitman's bonus from the Company for the immediately preceding year. The agreement also contains non-disclosure provisions and prohibits Mr. Leitman from competing with the Company during the term of his employment and for a period of two years thereafter. Under the Agreement, the Company has agreed to use its best efforts to cause Mr. Leitman to be elected to the Board of Directors and to appoint Mr. Leitman as a member of the Executive Committee of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Decisions regarding certain executive compensation are made by the Compensation Committee, which is composed of William A. Lawson, James Gerson, and Thomas R. Casten. The Compensation Committee makes decisions with respect to the salary and bonus of the Chief Executive Officer. The Chief Executive Officer is responsible for the salary administration of the remaining executive officers. The Company has an informal incentive compensation plan. The Compensation Committee is responsible for approval of the incentive awards with significant reliance on the recommendations of the Chief Executive Officer.

          Stock option awards under the 1988 Plan and the 1998 Plan are approved by either the Compensation Committee or the Board of Directors with reliance upon the recommendations of the Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended October 31, 2000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Company's primary objectives in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of the executive officers with the shareholders of the Company.

          The compensation of executive officers consists of base compensation, bonus, periodic grants of options and participation in benefit plans generally available to employees. In setting compensation, the Compensation Committee and the Chief Executive Officer strive to maintain base compensation for the Company's executive officers at levels which the Compensation Committee and the Chief Executive Officer, based on their experience, believe are competitive with the compensation of comparable executive officers in similarly situated companies while relying upon stock options and the informal bonus plan to provide significant performance incentives.

          Executive officers are eligible to participate in an informal bonus plan. Awards under the informal bonus plan are determined by the Compensation Committee. The Compensation Committee relies significantly upon the recommendation of the Chief Executive Officer with respect to the bonus to be awarded to the other executive officers. The executive officers, as well as other key employees, may receive discretionary bonuses based upon a subjective evaluation of the performance of the Company and their contributions to the Company.

          Each of the executive officers and certain key employees are eligible to receive awards under the 1998 Plan. The 1998 Plan will be used to align a portion of the officers' compensation with the shareholders' interest and the long-term success of the Company. In determining the number of options to be granted to each executive officer, the Compensation Committee reviews the recommendations provided by the Chief Executive Officer with respect to the executive officers other than the Chief Executive Officer and makes a subjective determination regarding those recommendations.

          The compensation paid by the Company to its chief executive officer for fiscal 2000 was based upon an employment agreement negotiated with Mr. Leitman. The Compensation Committee has not conducted any surveys of compensation packages of chief executive officers in comparable companies, but believes, based upon the individual experience of its members, that the compensation package for Mr. Leitman for fiscal 2000 was reasonable based upon Mr. Leitman's experience, his level of responsibility and the contributions made and expected to be made by him to the Company. See "Employment Agreement" for a description of Mr. Leitman's employment agreement.
Compensation Committee
William Lawson (Chairman)
Thomas Casten
James Gerson

PERFORMANCE GRAPH

          The following graph compares the annual change in the Company's cumulative total shareholder return on its Common Stock for the five fiscal years ended October 31, 2000 with the cumulative total return on the Russell 2000 and a peer group consisting of SIC Group Code 369 companies listed on The American Stock Exchange, Nasdaq National Market and New York Stock Exchange for that period.

FISCAL YEAR ENDED
COMPANY/INDEX/MARKET	10/31/95	10/31/96	10/31/97	10/30/98	10/30/99	10/31/2000

FuelCell Energy, Inc.	100.00	106.60	140.66	116.48	337.75	3025.85
Misc Electric Equip, Supplies	100.00	106.73	189.45	134.72	183.65	210.08
Russell 2000 Index	100.00	116.72	150.92	133.05	150.74	174.66

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          The Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons owning more than 10% of a class of the Company's stock to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). All filings for 2000 were made on a timely basis except for late Form 3 filings for John A. Rolls, Thomas R. Casten and Herbert T. Nock.

          The above information is to the Company's knowledge, based solely on a review of copies of reports furnished to the Company and representations of certain officers, directors and shareholders owning more than 10% of the Company's Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          During fiscal year 2000, the Company sold to Daimler Benz affiliate MTU-Friedrichshafen GmbH ("MTU") fuel cell components for approximately $ 469,000.

          In November 1989 the Company entered into a license agreement with MTU, which license was originally with Messerschmitt-Bolkow-Blohm GmbH, that granted to MTU an exclusive license, with certain exceptions, to develop the Company's carbonate fuel cell technology in Europe, and a non-exclusive license for the Middle East, Africa and South America. Pursuant to the MTU Agreement, the Company receives annual license fees and has the right to receive royalties upon commercial sales. The agreement between the Company and MTU also grants to all shareholders of the Company preemptive rights on sales of the Common Stock of the Company at a price less than $2.33 per share. As a condition to MTU entering into its agreements with the Company, substantially all of the then shareholders of the Company agreed to vote their shares in favor of one nominee of MTU to the Board of Directors of the Company for so long as MTU owns at least 10% of the Common Stock of the Company.

          In July 1998, the Company entered into a Cross-Licensing and Cross-Selling Agreement with MTU pursuant to which MTU and the Company have granted to each other the right to manufacture and sell each other's stationary power fuel cell products in their respective regions. Each company will pay the other royalties based upon sales.

          The 1989 MTU Agreement was replaced in December of 1999 with a revised MTU Agreement. Pursuant to the terms of the new MTU Agreement, the Company has granted to MTU an exclusive license to use the Company's DFC® patent rights and know how in Europe and the Middle East and a non-exclusive license in South America and Africa subject to certain rights of the Company and others. MTU has agreed to make any improvements to the Company's DFC® available to the Company. MTU plans to conduct further research, development, manufacturing and marketing programs in the area of carbonate fuel cell technology and has agreed to negotiate a license grant of the results to the Company. In addition, MTU has agreed to pay a royalty based on kilowatts of electrical generating capacity using the Company's DFC® made or sold by MTU or its permitted licensees, including a minimum annual royalty commencing in 2000. Pursuant to this agreement, MTU has paid us $300,000 in fiscal 2000.

          Mr. Bode is affiliated with MTU, and MTU is a shareholder of the Company. The Company believes that the terms of its transactions with MTU are no less favorable to the Company than it could have obtained from an unaffiliated third party.

          The Company has also entered into a consulting agreement with Bernard Baker for $5,000 per month for two years commencing on February 16, 2000. Dr. Baker is entitled to additional compensation if he consults for more than 48 days per year.

PROPOSAL NO. 2

AMENDMENT OF 1998 EQUITY INCENTIVE PLAN

          Under the Company's 1998 Equity Incentive Plan ("Plan"), the Company's Board of Directors may grant stock options to officers, key employees and others. Under the Plan, an aggregate of 1,000,000 shares of Common Stock has been reserved for issuance. The Company is presently seeking to increase the aggregate number of shares available for grants of options under the Plan from 1,000,000 to 1,750,000.

          Management believes that additional shares of Common Stock are needed for issuance under the Plan so that sufficient awards can continue to be made to attract, retain and motivate the Company's key employees, consultants, directors and others. As of February 15, 2001 there were 385,936 remaining shares available for future option grants under the existing Plan.

          In addition, management of the Company deems it advisable to amend the Plan to provide that (i) non-qualified stock options would be able to be transferred at such times and in such manner as provided by the committee administering the Plan; (ii) no more than 200,000 option shares would be available to any participant in any calendar year; and (iii) the Plan would be administered by either the compensation committee of the Board of Directors or such other committee of not less than two members of the Board of Directors, appointed by the Board of Directors, and those members would be non employee directors.

THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE COMPANY'S STOCK OPTION PLAN FROM 1,000,000 TO 1,750,000 AND TO INCLUDE THE OTHER AMENDMENTS SET FORTH IN EXHIBIT A. UNLESS OTHERWISE DIRECTED BY THE STOCKHOLDERS.

INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors has appointed KPMG LLP, certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 2001.

          A representative of KPMG LLP will be present at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

          Shareholders who may wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 2002 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company in accordance with all applicable rules and regulations of the SEC no later than October 26, 2001.

ANNUAL REPORT AND FORM 10-K

ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2000 AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO: FUELCELL ENERGY, INC., 3 GREAT PASTURE ROAD, DANBURY, CONNECTICUT 06813 ATTN: SHAREHOLDER RELATIONS.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

By Order of the Board of Directors

Joseph G. Mahler
Corporate Secretary

Danbury, CT
February 15, 2001

EXHIBIT A

PROPOSED AMENDMENT
TO THE
FUELCELL ENERGY, INC.
1998 EQUITY INCENTIVE PLAN

          The FuelCell Energy, Inc. 1998 Equity Incentive Plan is hereby amended pursuant to Section 10(d) thereof as follows:

I.

          Section 2 of the Plan is amended by deleting paragraph (f) thereof and substituting the following new paragraph (f) therefore:

(f)

"Committee" means the Compensation Committee of the Board, or such other committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that the members of such Committee must be (i) Non-Employee Directors as defined in Rule 16(b)-3(b) promulgated under the Securities Exchange Act of 1934, as amended and (ii) outside directors as defined in treasury Regulations Section 1.162-27(e)(3).

II.

          Section 5 of the Plan is amended by deleting paragraph (a) thereof and substituting the following new paragraph (a) therefore:

(a)

Subject to adjustment under subsection (b), Awards may be made under the Plan covering of up to a maximum of 1,750,000 shares of Common Stock. No more than 200,000 shares may be granted as Options to any Participant in any calendar year. If any Award in respect of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Common Stock issued through the assumption or substitution of outstanding grants from an acquired corporation shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

III.

          Section 6 of the Plan is amended by adding the following new paragraph (g) at the end thereof:

(g)	Nonqualified Stock Options shall be transferable at such times and in such manner as permitted by the Committee.

EXHIBIT B

Audit Committee Charter

Purpose

The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including reviewing the financial reports and other financial information provided by the Company, the Company's systems of internal accounting and financial controls, and the annual independent audit process.

In discharging its oversight role, the Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor.

This Charter shall be reviewed for adequacy on an annual basis by the Committee and, to the extent necessary, the Board.

Membership

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Nasdaq or other applicable Audit Committee Requirements. Accordingly, all of the members will be directors:

  Who have no relationship to the Company that may interfere with the exercise of their independent judgment in carrying out the responsibilities of a director; and
  Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

In carrying out its oversight role, the Committee shall perform the following functions, which are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

  The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

  As a whole, or through the Committee chair, the Committee shall, to the extent necessary, review with the outside auditor, prior to filing with the Securities and Exchange Commission, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

  The Committee shall periodically discuss with management and the outside auditor the quality and adequacy of the Company's internal controls.

  The Committee shall obtain from the outside auditor at least annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, and take or recommend that the Board take appropriate action to oversee the independence of the outside auditor.

  The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

  The Committee shall prepare the report required by the Securities and Exchange Commission to be included in the annual proxy statement.

The Committee's role is one of oversight, and it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The preparation of the Company's financial statements is the responsibility of the outside auditor.

PROXY	FUELCELL ENERGY, INC.	PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MARCH 28, 2001
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Jerry D. Leitman and Joseph G. Mahler, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Common Stock of FuelCell Energy, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders to be held at the Company's manufacturing facility located at 539 Technology Park Drive, Torrington, Connecticut, on Wednesday, March 28, 2001 at 10:00 a.m. and at any adjournment or postponement thereof.

1. Election of Directors
☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

Warren D. Bagatelle, Bernard S. Baker, Christopher R. Bentley, Michael Bode, Thomas R. Casten, James D. Gerson, Thomas L. Kempner, William A. Lawson, Jerry D. Leitman, Hansraj C. Maru, John A. Rolls.

2.	To amend the 1998 Equity Incentive Plan to increase the aggregate number of common shares available under the Plan from 1,000,000 to 1,750,000 and to make other amendments to the Plan as described in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

The directors recommend a vote FOR items 1 and 2.

(Continued on reverse side)

(Continued from other side)

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AS PROPOSED.

PLEASE DATE, SIGN AND RETURN IN THE ENVELOPE PROVIDED.

Dated _______________________________, 2001
_________________________________________
_________________________________________ Signature of Stockholder(s)

(Please sign in the same form as name appears hereon. Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing).

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 28, 2001.